                                                                     Exhibit r.1


                         PIMCO MUNICIPAL INCOME FUND III
                   PIMCO CALIFORNIA MUNICIPAL INCOME FUND III
                    PIMCO NEW YORK MUNICIPAL INCOME FUND III


                                 CODE OF ETHICS

                          Effective September 17, 2002

================================================================================

                                  INTRODUCTION

                                 Fiduciary Duty

         This Code of Ethics is based on the principle that you, as a trustee or officer of PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III and/or PIMCO New York Municipal Income Fund III (each a Fund), owe a fiduciary duty to the shareholders (the Shareholders) of the relevant Fund. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Shareholders.

         At all times, you must:

         1. Place the interests of our Shareholders first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Shareholders. You may not cause the Fund to take action, or not to take action, for your personal benefit rather than the benefit of the Shareholders. For example, you would violate this Code if you caused the Fund to purchase a Security you owned for the purpose of increasing the price of that Security. You would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for the Fund without first considering the Security as an investment for the Fund.

         2. Conduct all of your personal Securities transactions in full compliance with this Code. The Fund encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. In addition, you must comply with all other applicable laws and regulations including those concerning insider trading. Doubtful situations should be resolved against your personal trading.

         3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Fund, Shareholder or affiliate could call into question the independence of your business judgment. Accordingly, you must comply

PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III and PIMCO New York Municipal Income Fund III Code of Ethics
Page 2


              with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest.

                                   Application

         Certain of the officers and Trustees of the Fund are officers of PIMCO Funds Advisors LLC (PFA), the Fund's investment adviser, Pacific Investment Management Company LLC (PIMCO), the Fund's portfolio manager, and/or PIMCO Funds Distributors LLC (PFD), a broker-dealer that is a wholly-owned subsidiary of PFA. Subject to the oversight of PFA, PIMCO reviews and determines investment policies for the Fund and manages the day-to-day investment affairs of the Fund, including selecting securities to be purchased, held and sold, and placing orders for portfolio transactions. PFA, PIMCO and PFD each has its own Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the Act). The Codes of Ethics of PFA and PIMCO have been or will be approved by the Trustees of the Fund, including a majority of the independent Trustees (as defined in Appendix VI). Any Trustee or officer of the Fund or any person who would otherwise be subject to this Code, who is subject to the Code of Ethics of PFA or PIMCO, and who complies with such Code, shall not be subject to the provisions of this Code. The Code of Ethics of PFD is attached to this Code as Appendix VII and its provisions are incorporated herein. Any Trustee or officer of the Fund or any person who would otherwise be subject to this Code, who is subject to the Code of Ethics of PFD, and who complies with such Code, shall be subject to the provisions of the Code of Ethics of PFD incorporated herein, and not to any other provisions of this Code.

                                   Appendices

         The following appendices are attached to this Code and are a part of this Code:

            I.    Form for Preclearance of Securities transactions.

           II. Form for Initial and Annual Report of Personal Securities holdings.

          III. Form for report of Personal Securities Transactions/Brokerage Accounts Report.

           IV.    Form for Acknowledgment of Receipt of this Code.

            V.    Form for Annual Certification of Compliance with this Code.

           VI.    Definitions.

          VII.    Code of Ethics of PIMCO Funds Distributors LLC.

PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III and PIMCO New York Municipal Income Fund III Code of Ethics
Page 3


                                    Questions

          Questions regarding this Code should be addressed to a Compliance Officer. As of the effective date of this Code, the Compliance Officers are Newton B. Schott, Jr., Frank Poli and Deborah Brennan. The Compliance Committee is comprised of the Compliance Officers and Stephen J. Treadway.


                        PERSONAL SECURITIES TRANSACTIONS

                               Trading in General

         You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) in which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Preclearance Procedures.

         Securities

         The following are Securities:

         Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

         The following are not Securities:

         Commodities, futures and options traded on a commodities exchange, including currency futures. However, securities futures/1/ and futures and options on any group or index of Securities (as defined in the Act) are Securities.

         Purchase or Sale of a Security

         The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

         Exempt Securities

         The following are Exempt Securities:

__________________________
/1/ A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III and PIMCO New York Municipal Income Fund III Code of Ethics
Page 4


         1.   Direct obligations of the Government of the United States.

         2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements.

         3.   Shares of registered open-end investment companies.

         Beneficial Ownership

         The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

         You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

         You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

         The following are examples of an indirect Pecuniary Interest in
Securities:

         1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

              Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

         2. Your interest as a general partner in Securities held by a general or limited partnership.

         3. Your interest as a manager-member in the Securities held by a limited liability company.

         You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III and PIMCO New York Municipal Income Fund III Code of Ethics
Page 5


         The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

         1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

         2.   Your ownership of a vested beneficial interest in a trust.

         3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

         Exempt Transactions

         The following are Exempt Transactions:

         1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

         2.   Purchases of Securities under dividend reinvestment plans.

         3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

         4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

         5. Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is an issuer which has no outstanding publicly traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

         6. Any transaction in Securities (other than Exempt Securities) by a Trustee of the Fund who is not an interested person (as defined in Appendix VI) of the Fund within the meaning of Section 2(a)19 of the Act, so long as the Trustee did not know and, in the ordinary course of fulfilling his or her official

PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III and PIMCO New York Municipal Income Fund III Code of Ethics
Page 6


              duties as a Trustee, should not have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of the Fund.

         7. Transactions in Securities traded within the preceding fifteen days for the Fund provided that (i) the trading for the Fund has been completed and (ii) the trade in which the Trustee or officer has or acquires Beneficial Ownership is not contrary to the trade done for the Fund.

         8. Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting.

         9. Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved, a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.

         Additional Exempt Transactions

         The following classes of transactions have been designated as Exempt Transactions by the Compliance Committee:

         10. Purchases or sales of Securities which are not eligible for purchase or sale by the Fund.

         11. Except for Designated Equity Securities, all equity Securities or options, warrants or other rights to equity Securities.

              A Designated Equity Security means any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification that said Security is being considered for purchase or sale by or on behalf of the Fund.

         12. If you are not an Investment Person (as defined in Appendix VI), short sales of any Securities otherwise permitted hereunder or puts, calls, or options where the underlying amount of Securities controlled is an amount otherwise permitted hereunder.

PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III and PIMCO New York Municipal Income Fund III Code of Ethics
Page 7


                                     CAUTION

         The transactions that are classified as exempt may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.

         Circumstances Requiring Preclearance

         If you have (or wish to acquire) Beneficial Ownership of Securities which are not Exempt Securities and which cannot be sold in Exempt Transactions, such Securities may be sold (or acquired) in compliance with the procedures set forth below under Preclearance Procedures.

         The Compliance Committee may designate as Exempt Transactions purchases and sales of Securities which are purchased or sold in compliance with the procedures set forth below under Preclearance Procedures.

         Preclearance Procedures

         If a Securities transaction requires preclearance:

         1. The Securities may not be purchased or sold if at the time of preclearance there is a pending buy or sell order on behalf of the Fund in the same Security or an equivalent Security or if you knew or should have known that the Fund would be trading in that security or an equivalent Security on the same day.

               An equivalent Security of a given Security is: (i) a Security issuable upon exercise, conversion or exchange of the given Security, or (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

         2. The Securities may not be purchased or sold during the period which begins seven days before and ends seven days after the day on which the Fund trades in the same Security, or an equivalent Security; except that you may, if you preclear the transaction,
               (i) trade same way to the Fund after its trading is completed or
               (ii) trade opposite way to the Fund before its trading is commenced.

               If you preclear a Securities transaction and trade same way to the Fund before its trading is commenced, the transaction is not a violation of this Code unless you knew or should have known that the Fund would be trading in that Security or an equivalent Security within seven days after your trade.

PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III and PIMCO New York Municipal Income Fund III Code of Ethics
Page 8


         3. The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. The form for requesting preclearance is attached to this Code as Appendix I.

                            Initial Public Offerings

         If you are an Investment Person of the Fund, its investment adviser or any sub-adviser, you may not acquire Beneficial Ownership of any Securities in an Initial Public Offering, unless you have received the prior written approval of a Compliance Officer.

         For the purposes hereof, Initial Public Offering means an offering of securities registered under the Securities Act of 1933 (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

                               Private Placements

         If you are an Investment Person of the Fund, you may not acquire Beneficial Ownership of any Securities in a Private Placement, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for the Fund, and that the opportunity to invest has not been offered to you by virtue of your position.

         For the purposes hereof, Private Placement means an offering that is exempted from registration under the Securities Act pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

         If you have acquired Beneficial Ownership of Securities in a Private Placement, you must disclose your investment when you play a part in any consideration of an investment by the Fund in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.

                           Short-Term Trading Profits

         If you are an Investment Person of the Fund, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) Securities (other than Exempt Securities) of which you have Beneficial Ownership. You are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for Exempt Transactions, transactions in Exempt

PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III and PIMCO New York Municipal Income Fund III Code of Ethics
Page 9

Securities or transactions approved by a Compliance Officer. Any such short-term trade must be unwound, or, if that is not practical, the profits must be contributed to a charitable organization.

         You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                                    Reporting

         Use of Broker-Dealers

         Unless you are an independent Trustee, you may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

         Reporting of Transactions and Brokerage Accounts

         Unless you are an independent Trustee, you must report your brokerage accounts and all Securities transactions that are not Exempt Transactions or transactions in Exempt Securities. To satisfy these requirements, (i) you must cause each registered broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer hereunder, within 10 days of the end of each calendar quarter, duplicate copies of: (a) confirmations of all transactions in the account and (b) periodic statements for the account and (ii) you must report (on the form attached as Appendix III) to a Compliance Officer hereunder, within 10 days of the occurrence, the opening of any brokerage account and all transactions effected without the use of a registered broker-dealer in Securities (other than Exempt Securities) of which you have Beneficial Ownership.

         The confirmations and statements required by (i)(a) and (i)(b) above must in the aggregate provide all of the information required by the Personal Securities Transactions/Brokerage Account Report attached to this Code as Appendix III. If they do not, you must complete and submit a Personal Securities Transactions/Brokerage Accounts Report within 10 days of the end of each calendar quarter.

         Initial and Annual Reports

         Unless you are an independent Trustee of the Fund, the investment adviser, any sub-adviser or the principal underwriter of the Fund, you must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership no later than 10 days after becoming an Access Person, and annually thereafter. The form for this purpose is attached to this Code as Appendix II.

         Independent Trustees

         If you are an independent Trustee, you do not need to provide the initial, periodic and annual reports described above but you must provide a quarterly report of any transaction in Securities (other

PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III and PIMCO New York Municipal Income Fund III Code of Ethics
Page 10

than Exempt Securities) of which you had, or by reason of the transaction acquired, Beneficial Ownership, and as to which you knew, or in the ordinary course of fulfilling your official duties as a Trustee should have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of the Fund. The report must be provided to a Compliance Officer hereunder within 10 days after the end of each calendar quarter. The form for this purpose is attached to this Code as Appendix III.

         Disclaimer

         Anyone filing a report required hereunder may disclaim Beneficial Ownership of any Security listed thereon.

                                FIDUCIARY DUTIES

                                      Gifts

         You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Fund or any affiliate thereof. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

                              Service as a Director

         Unless you are an independent Trustee, you may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that your service on the board would be consistent with the interests of the Fund. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those portfolio employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

                             Certificate of Receipt

         You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix IV.

                            Certificate of Compliance

         Unless you are an independent Trustee, you are required to certify upon commencement of your election as an officer and/or Trustee or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this

PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III and PIMCO New York Municipal Income Fund III Code of Ethics
Page 11

Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix V.

                                Remedial Actions

         If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

                               Reports to Trustees

         Reports of Material Remedial Action

         The Trustees of the Funds will be informed on a timely basis of each material remedial action taken in response to a violation of this Code. For this purpose, a material remedial action will include any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

         Annual Reports

         Management of the Fund, the investment adviser, each sub-adviser, and the principal underwriter (if any) of the Fund will report in writing annually to the Trustees of the Fund with regard to efforts to ensure compliance by the officers and employees of PFA and PIMCO with their fiduciary obligations to their advisory clients.

         The annual report will, at a minimum:

         1. Describe any issues arising under the Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

         2. Certify that the Fund, investment adviser, each sub-adviser, or principal underwriter, as the case may be, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                                                                      Appendix I

                         PIMCO MUNICIPAL INCOME FUND III
                    PIMCO CALIFORNIA MUNICIPAL INCOME FUND III
                     PIMCO NEW YORK MUNICIPAL INCOME FUND III

                   PRECLEARANCE OF SECURITIES TRANSACTION FORM

================================================================================

(1)      Name of employee requesting authorization:    _________________________

(2)      If different from #1, name of the account
         where the trade will occur:                   _________________________

(3)      Relationship of (2) to (1):                   _________________________

(4)      Name of firm at which the account is held:    _________________________

(5)      Name of Security and call symbol:
                                                       _________________________

(6)      Maximum number of shares or units to be
         purchased or sold or amount of bond:          _________________________

(7)      Check those that are applicable:

         ___ Purchase  __ Sale   ___ Market Order  ___ Limit Order (Price of
                                                       Limit Order: _____)

If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

                                                            Column I   Column II

(8)      Do you possess material nonpublic
         information regarding the security or the
         issuer of the security?/1/                          ___ Yes     ___ No

(9)      To your knowledge, are the securities or
         "equivalent securities" subject to a pending buy
         or sell order by the Fund?                          ___ Yes     ___ No

(10)     To your knowledge, are there any
         outstanding purchase or sell orders for
         this security or any equivalent security by the
         Fund?                                               ___ Yes     ___ No

(11)     To your knowledge, are the securities or

________________________
/1/ Please note that employees and Trustees generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III, PIMCO New York Municipal Income Fund III
Preclearance Securities
  Transaction Form
Page 2

         equivalent securities being considered for
         purchase or sale by the Fund?                   ___ Yes       ___ No


                                                        Column I     Column II

(12)     If you are an investment person, are the
         securities being acquired in an initial
         public offering?/2/                             ___ Yes       ___ No

(13)     If you are an investment person, are the
         securities being acquired in a private
         placement?/2/                                   ___ Yes       ___ No

(14)     Has the Fund purchased or sold these
         securities or equivalent securities within
         the past seven calendar days or do you
         expect the Fund to purchase or sell these
         securities or equivalent securities within
         seven calendar days of your purchase or sale?   ___ Yes       ___ No

I have read the Code of Ethics for the Fund dated June 18, 2002, within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.


                                              _________________________________
                                                   Employee Signature


                                              _________________________________
                                                   Print Name


                                              _________________________________
                                                   Date Submitted


Authorized by:    ___________________

Date:             ___________________



_______________________
/2/ Please see a Compliance Officer if you are not sure whether you are an Investment Person.

                                                                     Appendix II

                         PIMCO MUNICIPAL INCOME FUND III
                    PIMCO CALIFORNIA MUNICIPAL INCOME FUND III
                     PIMCO NEW YORK MUNICIPAL INCOME FUND III

                          INITIAL AND ANNUAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS

         In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) of which you or any account in which you have a Pecuniary Interest has Beneficial Ownership and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)      Name of employee:                           ___________________________

(2)      If different than #1, name of the person
         in whose name the account is held:          ___________________________

(3)      Relationship of (2) to (1):                 ___________________________

(4)      Broker(s) at which Account is Maintained:   ___________________________

                                                     ___________________________

                                                     ___________________________

                                                     ___________________________

(5)      Account Number(s):                          ___________________________

                                                     ___________________________

                                                     ___________________________

                                                     ___________________________

(6)      Telephone number(s) of Broker:              ___________________________

                                                     ___________________________

                                                     ___________________________

PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III, PIMCO New York Municipal Income Fund III
Initial and Annual Report
Personal Securities Holdings
Page 2

(7) For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 30 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:

             Name of Security             Quantity              Value                  Custodian
1.       __________________              ___________          ___________         ___________________

2.       __________________              ___________          ___________         ___________________

3.       __________________              ___________          ___________         ___________________

4.       __________________              ___________          ___________         ___________________

5.       __________________              ___________          ___________         ___________________

(Attach separate sheet if necessary.)

         I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.



                                                ________________________________
                                                Employee Signature



                                                ________________________________
                                                Print Name

Dated:   _________________

PIMCO MUNICIPAL INCOME FUND III                                     Appendix III
PIMCO CALIFORNIA MUNICIPAL INCOME FUND III
PIMCO NEW YORK MUNICIPAL INCOME FUND III

Personal Securities Transactions/Brokerage Account Report    Quarter Ended:        ______________

You must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer, within 10 days of the end of each calendar quarter, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within 10 days of the occurrence, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Exempt Securities).

If you have opened a new account with a broker-dealer since your last report, please complete the following information for each such account:

       -------------------------------------------------------------------------------------------------------------------
                      Name                    Broker              Account Number              Date Account Opened
       -------------------------------------------------------------------------------------------------------------------
       -------------------------------------------------------------------------------------------------------------------

       -------------------------------------------------------------------------------------------------------------------

       -------------------------------------------------------------------------------------------------------------------

       -------------------------------------------------------------------------------------------------------------------

Please provide information concerning non-Exempt Transactions not effected through a registered broker-dealer (e.g., direct purchases of private placements or limited partnerships).

   ------------------------------------------------------------------------------------------------------------------------------
      Security's Name*       Transaction Date      Buy or Sell?    No. of Shares   Price Per Share    Broker's Name
   ------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------------------

* Including interest rate, principal amount and maturity date, if applicable.

By signing this document, I am certifying that I have caused duplicate confirmations and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the Fund's Code of Ethics).

Print Name: _____________________    Signature:   _______________________     Date:   _________________________

Return to: N.B. Schott, Jr. - PIMCO Funds Distributors LLC, 2187 Atlantic Street, Stamford, CT 06902

                                                          Appendix III (cont'd.)

Exempt Securities include:

1. Direct obligations issued by the Government of the United States.

2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

3. Shares of registered open-end investment companies.

Exempt Transactions include:

1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control.

2. Purchases of Securities under dividend reinvestment plans.

3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata.

4. Acquisition or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation or spin-off.

5. Subject to the restrictions on participation in private placements set forth in the Code of Ethics under Private Placements, acquisitions or disposition of Securities of a private issuer.

6. Subject to the provisions set forth in the Code of Ethics under Exempt Transactions, any transaction in Securities (other than Exempt Securities) by a Trustee of a Fund who is not an "interested person" of a Fund.

7. Classes of transactions as may be exempted from time to time by the Compliance Committee.

Please review the Fund's Code of Ethics for further details on Beneficial Ownership of Securities and other exemptions. If you have additional questions, please contact your Compliance Officer.

                                                                     Appendix IV


                         PIMCO MUNICIPAL INCOME FUND III
                   PIMCO CALIFORNIA MUNICIPAL INCOME FUND III
                    PIMCO NEW YORK MUNICIPAL INCOME FUND III


                          ACKNOWLEDGMENT CERTIFICATION


     I hereby certify that I have read and understand the Code of Ethics of PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III and PIMCO New York Municipal Income Fund III dated September 17, 2002. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.


Date: __________________________        ______________________________
                                        Signature


                                        ______________________________
                                        Print Name

                                                                      Appendix V


                         PIMCO MUNICIPAL INCOME FUND III
                    PIMCO CALIFORNIA MUNICIPAL INCOME FUND III
                     PIMCO NEW YORK MUNICIPAL INCOME FUND III


                       ANNUAL CERTIFICATION OF COMPLIANCE


     I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31, 200_. Pursuant to such Code, I have disclosed or reported all holdings and personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.


Date: _________________________         _____________________________
                                        Signature


                                        _____________________________
                                        Print Name

                                                                     Appendix VI

                                   DEFINITIONS

     1. For the purposes hereof, "Investment Person" with respect to the Fund means:

          (i) any employee of such Fund or an investment adviser or sub-adviser (or of any company in a control (as defined in Section 2(a)(9) of the Act) relationship to such Fund or investment adviser or sub-adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by such Fund, including any portfolio manager and any employee who helps execute decisions of any portfolio manager; or

          (ii) any natural person who controls (as defined in Section 2(a)(9) of the Act) such Fund or investment adviser or sub-adviser and who obtains information concerning recommendations made to such Fund regarding the purchase or sale of securities by such Fund.

                                      * * *

     2. For the purposes hereof, "Disinterested Trustee" or "independent Trustee" with respect to the Fund means a Trustee who is not an "interested person" (as defined by Section 2(a)(19) of the Act, which definition is set forth below) of such Fund and who would be required to provide the initial, quarterly and annual reports described in the Code solely by reason of being a Trustee of such Fund.

                                      * * *

     3. "Interested person" of another person means--

        A. when used with respect to an investment company--

          i.    any affiliated person of such company,

          ii. any member of the immediate family of any natural person who is an affiliated person of such company,

          iii. any interested person of any investment adviser of or principal underwriter for such company,

          iv. any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

          v. any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an

Appendix VI
Definitions
Page 2


             interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for--

             I.   the investment company;

             II. any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

             III. any account over which the investment company's investment adviser has brokerage placement discretion,

        vi. any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to--

             I.   the investment company;

             II. any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

             III. any account for which the investment company's investment adviser has borrowing authority,

        vii. any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

     Provided, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

     B. when used with respect to an investment adviser of or principal underwriter for any investment company--

        i. any affiliated person of such investment adviser or principal underwriter,

Appendix VI
Definitions
Page 3


     ii. any member of the immediate family of any natural person who is an affiliated person of such investment adviser or principal underwriter,

     iii. any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser or principal underwriter or by a controlling person of such investment adviser or principal underwriter,

     iv. any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment adviser or principal underwriter,

     v. any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for--

           I. any investment company for which the investment adviser or principal underwriter serves as such;

           II. any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

           III. any account over which the investment adviser has brokerage placement discretion,

     vi. any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to--

           I. any investment company for which the investment adviser or principal underwriter serves as such;

           II. any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

           III. any account for which the investment adviser has borrowing authority,

Appendix VI
Definitions
Page 4


     vii. any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment adviser or principal underwriter or with the principal executive officer or any controlling person of such investment adviser or principal underwriter.

     For the purposes of this paragraph (19), "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother, or sister, and includes step and adoptive relationships. The Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) or (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purposes of this title or for any other purpose for any period prior to the effective date of such order.

                                                                    Appendix VII


                 Code of Ethics of PIMCO Funds Distributors LLC

                          PIMCO FUNDS DISTRIBUTORS LLC

                              AMENDED AND RESTATED
                                 CODE OF ETHICS

                           Effective February 1, 2002
                      (as amended through August 26, 2002)

================================================================================

                                  INTRODUCTION

                                 Fiduciary Duty

         This Code of Ethics is based on the principle that you, as an officer or employee of PIMCO Funds Distributors LLC ("PFD"), owe a fiduciary duty to the shareholders of the registered investment companies (the "Funds") and other clients (together with the Funds, the Advisory Clients) for which PFD serves as an underwriter or fiduciary. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

         At all times, you must:

         1. Place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security you owned for the purpose of increasing the price of that Security. If you are an Investment Person (as defined in Appendix VII hereto), you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client.

         2. Conduct all of your personal Securities transactions in full compliance with this Code and the PIMCO Advisors Insider Trading Policy. PFD encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. In addition, you must comply with the policies and procedures set forth in the PIMCO Advisors Insider Trading Policy, which is attached to this Code as Appendix I. Doubtful situations should be resolved against your personal trading.

         3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with PFD directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest.

         Appendices

         The following appendices are attached to this Code and are a part of this Code:

         I. The Allianz Dresdner Asset Management of America Insider Trading Policy and Procedures.

         II.    Form for Preclearance of Securities Transactions.

         III.   Form for Initial and Annual Report of Personal Securities
                Holdings.

         IV.    Form for Personal Securities Transactions/Brokerage Account
                Reports.

         V.     Form for Acknowledgment of Receipt of this Code.

         VI.    Form for Annual Certification of Compliance with this Code.

         VII.   Definition.

         VIII. Policy Regarding Special Trading Procedures for Securities of Certain Closed-End Funds:

                       Exhibit 1 - List of Closed-End Funds

                       Exhibit 2 - Preclearance Request Form for Closed-End
                       Funds

         Questions

         Questions regarding this Code should be addressed to a Compliance Officer. As of the effective date of this Code, the Compliance Officers are Newton B. Schott, Jr. and Deborah P. Brennan. The Compliance Committee is comprised of the Compliance Officers and Stephen J. Treadway.

                        PERSONAL SECURITIES TRANSACTIONS

                               Trading in General

         You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Preclearance Procedures.

         Securities

         The following are Securities:

         Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

         The following are not Securities:

         Commodities, futures and options traded on a commodities exchange, including currency futures. However, securities futures 1/ and futures and options on any group or index of Securities (as defined in the Investment Company Act of 1940) are Securities.

         Purchase or Sale of a Security

         The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

         Exempt Securities

         The following are Exempt Securities:

         1.       Direct obligations of the Government of the United States.

____________
/1/ A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

         2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements.

         3.     Shares of registered open-end investment companies.

         Beneficial Ownership

         The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

         You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

         You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

         The following are examples of an indirect Pecuniary Interest in
Securities:

         1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

                Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

         2. Your interest as a general partner in Securities held by a general or limited partnership.

         3. Your interest as a manager-member in the Securities held by a limited liability company.

         You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

         The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

         1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

         2.     Your ownership of a vested beneficial interest in a trust.

         3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

         Exempt Transactions

         The following are Exempt Transactions:

         1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

         2.     Purchases of Securities under dividend reinvestment plans.

         3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

         4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

         5. Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly-traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

         6. Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting.

         7. Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved a

          Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.

     Additional Exempt Transactions

     The following classes of transactions have been designated as Exempt Transactions by the Compliance Committee:

     8. Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities.

     9. Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

     10. Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments.

          A qualified foreign government is a national government of a developed foreign country with outstanding fixed-income securities in excess of $50 billion.

     11. Purchases or sales of up to 2,000 shares per day, per issuer, of large-cap issuers.

          A large-cap issuer is an issuer with a total market capitalization in excess of $1 billion and an average daily trading volume during the preceding three calendar months, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 100,000 shares.

          Information concerning large-cap issuers is available on the Internet. If you are unsure whether a security was issued by a large-cap issuer, contact a Compliance Officer.

     12. Purchases or sales of up to the lesser of 1,000 shares or $10,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

     13. Purchases or sales of exchange-traded options on broadly based indices and units and/or exchange-traded trusts representing a group, or a basket, of securities (e.g., HHH, QQQ, SPY).

     14. Any purchase or sales of shares of registered closed-end investment companies other than as set forth in Appendix VIII hereto.

     15. If you are not an Investment Person, short sales of any Securities otherwise permitted hereunder or puts, calls, straddles, or options where the underlying amount of Securities controlled is an amount otherwise permitted hereunder.

     16. Any purchase or sale of a security or interest issued by or in connection with a "Qualified Tuition Program" under Section 529 of the Internal Revenue Code of 1986, as amended.

                                     CAUTION

     The qualified foreign governments, large-cap issuers and broadly-based indices that are exempt may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.

     Circumstances Requiring Preclearance

     If you have (or wish to acquire) Beneficial Ownership of Securities which are not Exempt Securities and which cannot be sold in Exempt Transactions, such Securities may be sold (or acquired) only in compliance with the procedures set forth below under Preclearance Procedures.

     The Compliance Committee may designate as Exempt Transactions purchases and sales of Securities which are purchased or sold in compliance with the procedures set forth below under Preclearance Procedures.

     Preclearance Procedures

     If a Securities transaction requires preclearance:

     1. The Securities may not be purchased or sold if at the time of preclearance there is a pending buy or sell order on behalf of an Advisory Client in the same Security or an equivalent Security or if you knew or should have known that an Advisory Client would be trading in that security or an equivalent Security on the same day.

          An equivalent Security of a given Security is: (i) a Security issuable upon exercise, conversion or exchange of the given Security, or (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

     2. The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. The form for requesting preclearance is attached to this Code as Appendix II.

     Initial Public Offerings

     If you are an Investment Person of any investment company that is an Advisory Client (a "Trust"), you may not acquire Beneficial Ownership of any Securities in an Initial Public Offering, unless you have received the prior written approval of the Compliance Committee.

     For the purposes hereof, "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

     Private Placements

     If you are an Investment Person of a Trust, you may not acquire Beneficial Ownership of any Securities in a Private Placement, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position.

     For the purposes hereof, "Private Placement" means an offering that is exempted from registration under the Securities Act pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

     If you have acquired Beneficial Ownership of Securities in a Private Placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.

     Short-Term Trading Profits

     If you are an Investment Person, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) Securities (other than Exempt Securities) of which you have Beneficial Ownership. You are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for: Exempt Transactions, transactions in Exempt Securities or transactions approved by a Compliance Officer. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

     You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                                    Reporting

         Use of Broker-Dealers

         You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly-traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

         Reporting of Transactions and Brokerage Accounts

         Each employee must report the employee's brokerage accounts and all Securities transactions that are not Exempt Transactions or transactions in Exempt Securities. To satisfy these requirements, (i) you must cause each registered broker-dealer, who maintains an account for Securities of which you have Beneficial Ownership, to provide to a Compliance Officer of PFD, within 10 days of the end of each calendar quarter, duplicate copies of: (a) confirmations of all transactions in the account and (b) periodic statements for the account and (ii) you must report (on the form attached as Appendix IV hereto) to a Compliance Officer of PFD, within 10 days of the occurrence, the opening of any brokerage account and all transactions effected without the use of a registered broker-dealer in Securities (other than Exempt Securities) of which you have Beneficiary Ownership.

         The confirmations and statements required by (i)(a) and (i)(b) above must in the aggregate provide all of the information required by the Personal Securities Transactions/Brokerage Account Report attached to this Code as Appendix IV. If they do not, you must complete and submit a Personal Securities Transactions/Brokerage Account Report within 10 days of the end of each calendar quarter.

         Initial and Annual Reports

         You must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership no later than 10 days after becoming an employee and annually thereafter. The form for this purpose is attached to this Code as Appendix III.

         Disclaimer

         Anyone filing a report required hereunder may disclaim Beneficial Ownership of any Security listed thereon.

                                FIDUCIARY DUTIES

         Gifts

         You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with PFD directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

         Service as a Director

         You may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of the Chief Executive Officer and the General Counsel of PFD. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

         Certificate of Receipt

         You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix V.

         Certificate of Compliance

         You are required to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix VI.

         Remedial Actions

         If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

                       Reports to Management and Trustees

         Reports of Material Remedial Action

         The members of PFD and the directors or trustees of each Fund which is an Advisory Client will be informed on a timely basis of each material remedial action taken in response to a violation of this Code. For this purpose, a material remedial action will include any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

         Annual Reports

         Management of PFD will report in writing annually to the members of PFD and the directors or trustees of each Trust which is an Advisory Client with regard to efforts to ensure compliance by the officers and employees of PFD with their fiduciary obligations to our Advisory Clients.

         The annual report will, at a minimum:

         1. Describe any issues arising under the Code of Ethics or procedures since the last report to the members or Board, as the case may be, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

         2. Certify that PFD has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                                                                      Appendix I

                                 PIMCO ADVISORS

                      Insider Trading Policy and Procedures

SECTION I.   POLICY STATEMENT ON INSIDER TRADING

Policy Statement on Insider Trading

PIMCO Advisors L.P. ("PIMCO Advisors"), its affiliates, PIMCO Partners, G.P., Cadence Capital Management, NFJ Investment Group, Oppenheimer Capital, Parametric Portfolio Associates and PIMCO Fund Distributors (collectively the "Company" or "PIMCO Advisors") forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by PIMCO Advisors), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the situation when a person trades while aware of material non-public information or to communications of material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(1)  trading by an insider, while aware of material, non-public information; or

(2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

(3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to a Compliance Officer of PIMCO Advisors.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

To Whom Does This Policy Apply?


This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

     the Covered Person's spouse;
     the Covered Person's minor children;
     any other relatives living in the Covered Person's household;
     a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
     a trust as to which the Covered Person is a trustee;
     a revocable trust as to which the Covered Person is a settlor;
     a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

What is Material Information?

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

     dividend or earnings expectations;
     write-downs or write-offs of assets;
     additions to reserves for bad debts or contingent liabilities;
     expansion or curtailment of company or major division operations; proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;
     new products or services;
     exploratory, discovery or research developments;
     criminal indictments, civil litigation or government investigations; disputes with major suppliers or customers or significant changes in the relationships with such parties;
     labor disputes including strikes or lockouts;
     substantial changes in accounting methods;
     major litigation developments;
     major personnel changes;
     debt service or liquidity problems;
     bankruptcy or insolvency;
     extraordinary management developments;
     public offerings or private sales of debt or equity securities;

     calls, redemptions or purchases of a company's own stock;
     issuer tender offers; or
     recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

What is Non-Public Information?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

Information Provided in Confidence. It is possible that one or more directors, officers, or employees of PIMCO Advisors may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at PIMCO Advisors may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by PIMCO Advisors, discloses material, non-public information to PIMCO Advisors' portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", PIMCO Advisors has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because PIMCO Advisors has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not PIMCO Advisors ultimately participates in the transaction.

Information Disclosed in Breach of a Duty. Analysts and portfolio managers at PIMCO Advisors must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

Identifying Material Information

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

i. Report the matter immediately to a Compliance Officer or the General Counsel of PIMCO Advisors;

ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by PIMCO Advisors; and

iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the General Counsel of PIMCO Advisors.

After the Compliance Officer or General Counsel has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

Penalties For Insider Trading

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     civil injunctions
     treble damages
     disgorgement of profits
     jail sentences
     fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

Section II:   Procedures To Implement The Policy Against Insider Trading

A.   Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of PIMCO Advisors in avoiding insider trading, and to aid PIMCO Advisors in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of PIMCO Advisors must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

Trading Restrictions and reporting requirements

1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of PIMCO Advisors shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by PIMCO Advisors.

4. No employee shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in PIMCO Advisors' Code of Ethics.

5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of PIMCO Advisors should not discuss any potentially material non-public information concerning PIMCO Advisors or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties

B.   Chinese Wall Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information1. Accordingly, you should not discuss material non-public information about PIMCO Advisors or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C.   Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

_________________
/1/ The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                                                     APPENDIX II

                          PIMCO FUNDS DISTRIBUTORS LLC

                   PRECLEARANCE OF SECURITIES TRANSACTION FORM


(1)  Name of employee requesting authorization:        _______________________

(2)  If different from #1, name of the account
     where the trade will occur:                       _______________________

(3)  Relationship of (2) to (1):                       _______________________

(4)  Name of the firm at which the account is held:    _______________________

(5)  Name of Security:                                 _______________________

(6)  Maximum number of shares or units to be
     purchased or sold or amount of bond:              _______________________

(7)  Check those that are applicable:

     ____ Purchase ____ Sale ____ Market Order ____ Limit Order (Price of Limit Order: _______)

If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

                                                         COLUMN I     COLUMN II
(8)  Do you possess material nonpublic information
     regarding the security or the issuer of the
     security?/1/                                        ______ Yes   ______  No

(9)  To your knowledge, are the securities or
     "equivalent securities" subject to a pending
     buy or sell order on behalf of an Advisory
     Client of PFD?                                      ______ Yes   ______  No

(10) To your knowledge, are there any outstanding
     purchase or sell orders for this security or
     any equivalent security by any Advisory Client
     of PFD?                                             ______ Yes   ______  No

(11) To your knowledge, are the securities or
     equivalent securities being considered for
     purchase or sale for any Advisory Client of PFD?    ______ Yes   ______  No



_____________________
/1/ Please note that officers and employees of PFD are not permited to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

                                                       COLUMN I       COLUMN II

(12) Are the securities being acquired in an
     initial public offering?                          ______ Yes     ______  No


(13) If you are an Investment Person,/2/ are the
     securities being acquired in a private
     placement?                                        ______ Yes     ______  No

(14) If you are an Investment Person,/2/ has any
     account you manage purchased or sold these
     securities or equivalent securities within
     the past seven calendar days or do you expect
     the account to purchase or sell these
     securities or equivalent securities within
     seven calendar days of your purchase or sale?     ______ Yes     ______  No



     I have read the PIMCO Funds Distributors LLC Amended and Restated Code of Ethics dated February 1, 2002 within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.


                                                ________________________________
                                                        Employee Signature


                                                ________________________________
                                                        Print Name


                                                ________________________________
                                                        Date Submitted

Authorized by:   ___________________

Date:            ___________________


_______________
/2/ Please see you Compliance Officer if you are not certain whether you are an Investment Person.

                                                                    APPENDIX III

                          PIMCO FUNDS DISTRIBUTORS LLC

                          INITIAL AND ANNUAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS

     In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) in which you or any account, in which you have a Pecuniary Interest, has a Beneficial Interest and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)  Name of employee:                           ____________________________

(2)  If different than #1, name of the person
     in whose name the account is held:          ____________________________

(3)  Relationship of (2) to (1):                 ____________________________

(4)  Broker(s) at which Account is maintained:   ____________________________

                                                 ____________________________

                                                 ____________________________

                                                 ____________________________

(5)  Account Number(s):                          ____________________________

                                                 ____________________________

                                                 ____________________________

                                                 ____________________________

(6)  Telephone number(s) of Broker:              ____________________________

                                                 ____________________________

                                                 ____________________________

(7) For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 30 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:

     Name of Security         Quantity        Value           Custodian

1.   __________________       ___________     ___________     __________________

2.   __________________       ___________     ___________     __________________

3.   __________________       ___________     ___________     __________________

4.   __________________       ___________     ___________     __________________

5.   __________________       ___________     ___________     __________________

(Attach separate sheet if necessary)

     I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.

                                                 _______________________________
                                                 Employee Signature


                                                 _______________________________
                                                 Print Name

Dated: _________________

PIMCO FUNDS DISTRIBUTORS LLC                                         APPENDIX IV

Personal Securities Transactions/Brokerage
Account Report                                     Quarter Ended: ______________

You must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer, within 10 days of the end of each calendar quarter, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within 10 days of the occurrence, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Exempt Securities).

If you have opened a new account with a broker-dealer since your last report, please complete the following information for each such account:

       ---------------------------------------------------------------------------------------------------------------
                  Name                      Broker                    Account Number          Date Account Opened
       ---------------------------------------------------------------------------------------------------------------

       ---------------------------------------------------------------------------------------------------------------

       ---------------------------------------------------------------------------------------------------------------

       ---------------------------------------------------------------------------------------------------------------

       ---------------------------------------------------------------------------------------------------------------

Please provide information concerning non-Exempt Transactions not effected through a registered broker-dealer (e.g., direct purchases of private placements or limited partnerships).

   ---------------------------------------------------------------------------------------------------------------------------
      Security's Name*        Transaction Date       Buy or Sell?     No. of Shares   Price Per Share     Broker's Name
   ---------------------------------------------------------------------------------------------------------------------------

   ---------------------------------------------------------------------------------------------------------------------------

   ---------------------------------------------------------------------------------------------------------------------------

   ---------------------------------------------------------------------------------------------------------------------------

   ---------------------------------------------------------------------------------------------------------------------------

* Including interest rate, principal amount and maturity date, if applicable.

By signing this document, I am certifying that I have caused duplicate confirmations and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the PFD Code of Ethics).

Print Name: _____________     Signature: _____________      Date: _____________


Return to: N.B. Schott, Jr. - PIMCO Funds Distributors LLC, 2187 Atlantic Street, Stamford, CT 06902

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any beneficial ownership of any security during the calendar quarter. The term "beneficial ownership" is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the benefits of owning a security. The term includes, but is not limited to the following cases and any other examples in the Code:

     (A) Where the security is held for your benefit by others (brokers, custodians, banks and pledgees);

     (B) Where the security is held for the benefit of members of your immediate family sharing the same household;

     (C) Where securities are held by a corporation, partnership, limited liability company, investment club or other entity in which you have an equity interest if you are a controlling equityholder or you have or share investment control over the securities held by the entity;

     (D) Where securities are held in a trust for which you are a trustee and under which either you or any member of your immediate family have a vested interest in the principal or income; and

     (E) Where securities are held in a trust for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

     Notwithstanding the foregoing, none of the following transactions need be reported:

     (A) Transactions in securities which are direct obligations of the United States;

     (B) Transactions effected in any account over which you have no direct or indirect influence or control; or

     (C)   Shares of registered open-end investment companies.

2. Security Name. State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities), including the interest rate, principal amount and maturity date, if applicable. In the case of the acquisition or disposition of a futures contract, put, call option or other right (hereinafter referred to as "options"), state the title of the security subject to the option and the expiration date of the option.

3. Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and Month-end Statements must be send to the firm by your broker. Please double check to be sure this occurs if you report a futures transaction. You should use the address below.

4. Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).

5. Nature of Transaction (Buy or Sell). State the character of the transaction (e.g., purchase or sale of security, purchase or sale of option, or exercise of option).

6. Amount of Security Involved (No. of Shares). State the number of shares of stock, the face amount of debt securities or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7. Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

8. Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9.   Signature. Sign the form in the space provided.

10. Filing of Report. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

                  PIMCO Funds Distributors LLC
                  ATTN: Newton B. Schott, Jr.
                  2187 Atlantic Street - 7/th/ Floor
                  Stamford, CT 06902

                                                                      APPENDIX V

                          PIMCO FUNDS DISTRIBUTORS LLC

                          ACKNOWLEDGMENT CERTIFICATION
                                     for the
                                 Code of Ethics
                                     and the
                      Insider Trading Policy and Procedures

     I hereby certify that I have read and understand the PIMCO Funds Distributors Amended and Restated Code of Ethics and the Insider Trading Policy and Procedures (dated February 1, 2002) (together, the "Codes"). Pursuant to the Codes, I recognize that I must disclose or report all personal holdings and securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Codes. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Codes has occurred.1 I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions, including dismissal.

Date: __________________________        ______________________________
                                        Signature

                                        ______________________________
                                        Print Name

_________
/1/ The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                                                     APPENDIX VI

                          PIMCO FUNDS DISTRIBUTORS LLC

                       ANNUAL CERTIFICATION OF COMPLIANCE

     I hereby certify that I have complied with the requirements of the PIMCO Funds Distributors LLC Amended and Restated Code of Ethics and the Insider Trading Policy and Procedures (dated February 1, 2002) (together, the "Codes") for the year ended December 31, 200__. Pursuant to the Codes, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of the Codes. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Codes has occurred.





Date: __________________________        ______________________________
                                        Signature

                                        ______________________________
                                        Print Name

                                                                    APPENDIX VII

                                   DEFINITION

         For the purposes hereof, "Investment Person" means:

             (i) any employee of a Trust or an investment adviser or sub-adviser (or of any company in a control (as defined in Section 2(a)(9) of the Act) relationship to such Trust or investment adviser or sub-adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any Fund of such Trust, including any portfolio manager and any employee who helps execute decisions of any portfolio manager; or

            (ii) any natural person who controls (as defined in Section 2(a)(9) of the Act) a Trust or investment adviser or sub-adviser and who obtains information concerning recommendations made to any Fund of such Trust regarding the purchase or sale of securities by any Fund of such Trust.

                                                                   Appendix VIII

                          PIMCO FUNDS DISTRIBUTORS LLC

                   POLICY REGARDING SPECIAL TRADING PROCEDURES
                   FOR SECURITIES OF CERTAIN CLOSED-END FUNDS

                        Effective as of February 1, 2002

Introduction

     PIMCO Funds Distributors LLC (the "Company") has adopted Allianz Dresdner Asset Management of America L.P.'s ("ADAMA") Insider Trading Policy and Procedures (applicable to all personnel) which prohibits insider trading in any securities, and prohibits all employees from improperly using or disclosing material, non-public information, a copy of which has been supplied to you. (ADAMA was formerly known as PIMCO Advisors L.P.) Any capitalized term not otherwise defined in this Policy shall have the meaning set forth elsewhere in the Company Code.

Persons to Whom this Special Trading Policy Applies

     This Special Trading Policy applies to all employees of the Company ("Covered Persons"), as well as to any transactions in securities participated in by family members, trusts or corporations controlled by a Covered Person. In particular, this Policy applies to securities transactions by:

     the Covered Person's spouse;
     the Covered Person's minor children;
     any other relatives living in the Covered Person's household;
     a trust in which the Covered Person has a beneficial interest, unless such
       Covered Person has no direct or indirect control over the trust;
     a trust as to which the Covered Person is a trustee;
     a revocable trust as to which the Covered Person is a settlor;
     a corporation of which the Covered Person is an officer, director or 10%
       or greater stockholder; or
     a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

     The family members, trust and corporations listed above are hereinafter referred to as "Related Persons."

Securities to which this special trading policy applies

     Unless stated otherwise, this Policy and the following Special Trading Procedures apply to all transactions by Covered Persons and their Related Persons involving any securities of the closed-end funds for which ADAMA or one of its affiliates acts as an investment manager, investment advisor or sub-advisor (the "Funds"). The current list of Funds is set forth listed on

Exhibit 1 hereto. For purposes hereof, the securities of the Funds are referred to as the "Prohibited Securities." The Company may revise Exhibit 1 from time to time; and, therefore, any Covered Person should contact his or her Compliance Officer prior to executing a personal transaction involving any closed-end fund that is managed, advised or sub-advised by ADAMA or any of its affiliates to determine whether the securities involved in the proposed transaction are Prohibited Securities.

Special trading procedures relating to the prohibited securities

1.   Preclearance

     All investment transactions in Prohibited Securities in which a Covered Person has or will acquire a Beneficial Ownership interest must be precleared by a Compliance Officer.

     Preclearance shall be requested by completing and submitting a copy of the applicable preclearance request form attached hereto as Exhibit 2 to a Compliance Officer. No investment transaction subject to preclearance may be effected prior to receipt of written or electronic authorization of the transaction by a Compliance Officer. The authorization and the date of authorization will be reflected on the preclearance request form. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the day the authorization is given, or (b) until you discover that the information on the preclearance request form is no longer accurate.

     The Compliance Officer from whom authorization is sought may undertake such investigation as he or she considers necessary to determine that the investment transaction for which preclearance has been sought complies with the terms of the Company's Code and this Policy and is consistent with the general principles described at the beginning of the Company's Code.

2.   Post-Trade Reporting

     Each Covered Person shall submit to the Compliance Officer a report of every securities transaction in Prohibited Securities in which he or she and any of such Covered Person's Related Persons have participated as soon as practicable following the transaction and in any event not later than the fifth day after the end of the month in which the transaction occurred. The report shall include: (1) the date of the transaction and the title and number of shares or principal amount of each security involved; (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (3) the price at which the transaction was effected; and (4) the name of the broker/dealer with or through whom the transaction was effected. In addition, on an annual basis, each Covered Person must confirm the amount of Prohibited Securities which such person and his/her Related Persons beneficially own.

     Each Covered Person (and not the Company) is personally responsible for insuring that his or her transactions comply fully with any and all applicable securities laws, including, but not limited to, the restrictions imposed under Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.

3. Resolving Issues Concerning Insider Trading

         If you have any doubts or questions as to whether information is material or non-public, or as to the applicability or interpretation of any of the foregoing procedures, or as to the propriety of any action, you should contact a Compliance Officer before trading or communicating the information to anyone. Until these doubts or questions are satisfactorily resolved, you should presume that the information is material and non-public and you should not trade in the securities or communicate this information to anyone.

4. Modifications and Waivers

         The Company reserves the right to amend or modify this Policy Statement at any time. Waiver of any provision of this Policy Statement in a specific instance may be authorized in writing by (i) the Compliance Officer or (ii) a member of the Compliance Committee.

                                                                       Exhibit 1

                            List of Closed-End Funds
                               (August 26, 2002)

         PIMCO Commercial Mortgage Securities Trust

         Municipal Advantage Fund

         PIMCO Municipal Income Fund

         PIMCO Municipal Income Fund II

         PIMCO California Municipal Income Fund

         PIMCO California Municipal Income Fund II

         PIMCO New York Municipal Income Fund

         PIMCO New York Municipal Income Fund II

         PIMCO Corporate Income Fund

         The Emerging Markets Income Fund, Inc.

         The Emerging Markets Income Fund II, Inc.

         The Emerging Markets Floating Rate Fund, Inc.

         Global Partners Income Fund, Inc.

         Municipal Partners Fund, Inc.

         Municipal Partners Fund II, Inc.

                                                                       EXHIBIT 2

                      PIMCO FUNDS DISTRIBUTORS LLC ("PFD")

                            PRECLEARANCE REQUEST FORM

                                       for

                                CLOSED-END FUNDS

(1) Name of employee requesting authorization:          ________________________

(2) If different from #1, name of account where the
      trade will occur:                                 ________________________

(3) Relationship of (2) to (1):                         ________________________

(4) Name of Firm at which the account is held:          ________________________

(5) Name of the Closed-End Fund:                        ________________________

(6) Maximum number of shares to be purchased or sold:   ________________________

(7) Check those that are applicable:

 _____Purchase _____Sale _____Market Order _____Limit Order
(Price of Limit Order: _______)

Prior to trading, you must consult with your Compliance Officer for authority to trade.

(8) Do you possess material nonpublic information regarding
    the Closed-End Fund/1/                                      ____ Yes ____ No

(9) Have you or any Related Account covered by the authorization provisions of the Code purchased or sold shares of the
    Closed-End Fund within the past 6 months?                   ____ Yes ____ No

_______
/1/ Please note that employees are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

I have read the Amended and Restated Code of Ethics for PFD dated February 1, 2002, within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

                                               _________________________________
                                               Employee Signature


                                               _________________________________
                                               Print Name


                                               _________________________________
                                               Date Submitted

Authorized By: ________________________

Authorization Date: ___________________


                       THIS TRADE MUST BE EXECUTED BY THE
                   CLOSE OF BUSINESS ON THE AUTHORIZATION DATE